Allegiant Q3 2016 Earnings

Exhibit 99.1

ALLEGIANT TRAVEL COMPANY THIRD QUARTER 2016
FINANCIAL RESULTS
Third Quarter 2016 Fully Diluted Earnings per Share of $2.75

LAS VEGAS. October 26, 2016 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the third quarter 2016, as well as comparisons to prior year equivalents:

	Three Months Ended September 30,			Nine Months Ended September 30,
Unaudited	2016	2015	Change	2016	2015	Change
Total operating revenue (millions)	$333.5	$300.0	11.2%	$1,026.9	$951.3	8.0%
Operating income (millions)	$76.8	$77.1	(0.3)%	$302.4	$277.9	8.8%
Net income (millions)	$45.5	$44.5	2.2%	$178.3	$163.7	8.9%
Diluted earnings per share	$2.75	$2.62	5.0%	$10.73	$9.55	12.4%
Return on capital employed (LTM)*	24.8%	18.7%
* - see appendix for calculation

“We had a very busy summer this year,” stated Maurice J. Gallagher, Jr., chairman and CEO of Allegiant Travel Company and I want to thank all of our team members for their tremendous effort and hard work through a challenging set of months. It is due to them that we can announce another profitable quarter, our 55th consecutive. In addition, John Redmond joined the company as President of Allegiant Travel Company. John has a terrific background in the hospitality space with years of executive experience at large organizations such as MGM Resorts International and Caesars Entertainment. We also are underway in our transition of the company to an all Airbus fleet with current expectations to operate over 90 aircraft by the end of the decade. Finally, we also launched the Allegiant World MasterCard Credit Card program in conjunction with Bank of America. While it is too early to determine any trends, we are excited about the opportunities from this program."

Notable highlights

•	Appointment of new President - Announced John Redmond, current board member and previously chief executive officer of MGM Grand Resorts, has assumed the role of President

•	Allegiant World Mastercard - Launched the Allegiant credit card issued by Bank of America

•	Pilot agreement - Implemented new pilot agreement on August 1

Allegiant Q3 2016 Earnings

•	Network growth - As of September 30, 2016 the company is operating 337 routes versus 271 at the same time last year

Percent change vs Q3 2015
ASMs*	19%
Cities	9%
Routes	24%

* - ASMs are scheduled available seat miles

•	New routes - Announced eighteen new routes that are expected to begin through the first quarter of 2017

•	New cities - Announced service to three new cities

◦	One new destination: San Juan, Puerto Rico beginning in the fourth quarter of 2016

◦	Two new origination cities: Trenton, New Jersey and Cleveland, Ohio beginning in the fourth quarter of 2016 and first quarter of 2017, respectively

•	Shareholder returns - $11.5 million was returned through the recurring dividend paid in September 2016 - year to date $28.2 million was returned to shareholders through recurring dividends

◦	The Company will pay a fourth quarter dividend of $0.70 per share on December 6, 2016 to all shareholders of record as of November 23, 2016

◦	The Company has $92 million of share repurchase authority remaining as of September 30, 2016

•	Dispatcher union vote - 34 Allegiant dispatchers voted to join the Teamsters union

Fourth quarter 2016 revenue trends

•	TRASM guidance - Fourth quarter TRASM is expected to decrease between 7.5 and 5.5 percent versus the fourth quarter last year

◦	Impact of Hurricane Matthew during Columbus Day weekend is expected to negatively account for a half point of TRASM reduction in the fourth quarter

◦	Impact of the later Christmas travel season in the year versus last year is expected to negatively account for one point of TRASM reduction in the fourth quarter

◦	Scheduled ASMs of flights that occur during both peak flying days and the peak flying season, the highest unit revenue flights, are expected to grow 13 percent versus last year.

◦	New markets (markets operating less than one year) are expected to be almost 11 percent of ASMs for the fourth quarter versus approximately 15 percent last year

Fourth quarter and full year 2016 cost trends

•	Full year 2016 CASM ex fuel - Consistent with prior guidance, full year 2016 CASM ex fuel is expected to increase between one and three percent

•
Fourth quarter 2016 CASM ex fuel - CASM ex fuel for the fourth quarter is expected to increase between ten and twelve percent versus the same period last year, primarily driven by the implementation of the new pilot agreement and increased depreciation of MD-80s as the company has solidified its plan for MD-80 retirements through the end of the summer of 2019

◦	The MD80 retirement schedule will add incremental depreciation expense of three million dollars in the fourth quarter and seven million dollars for the full year 2017

•	Maintenance and repairs expense - Consistent with prior guidance, maintenance and repair expense per in service aircraft per month is expected to be between $105 and $110 thousand for full year 2016

•	Total ownership expense per aircraft per month - Consistent with prior guidance, full year 2016 ownership expense per in service aircraft per month is expected to remain between $105 and $110 thousand

Allegiant Q3 2016 Earnings

Guidance, subject to revision

	October 2016	4Q16
Estimated TRASM year-over-year change	(7) to (5)%	(7.5) to (5.5)%

Fixed fee and other revenue guidance		4Q16
Fixed fee and other revenue (millions)		$16 to $18

Capacity guidance
System	4Q16	1Q17	FY16
Departure year-over-year growth	15 to 19%	14 to 18%
ASM year-over-year growth	10 to 14%	10 to 14%	15 to 17%
Scheduled
Departure year-over-year growth	15 to 19%	14 to 18%
ASM year-over-year growth	10 to 14%	10 to 14%	15 to 17%

Cost guidance	4Q16		FY16
CASM ex fuel* – year-over-year change	10 to 12%		1 to 3%

CAPEX guidance			FY16
Capital expenditures (millions)			$386
* - CASM ex fuel – cost per available seat mile excluding fuel expense

Aircraft fleet plan by end of period

Aircraft - (seats per AC)	3Q16	YE16
MD-80 (166 seats)	48	48
757 (215 seats)	4	4
A319 (156 seats)	15	17
A320 (177 seats)	16	16
Total	83	85
Aircraft listed in table above include only in service aircraft, planned retirements and future aircraft under contract (subject to change)

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, October 26, 2016 to discuss its third quarter 2016 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiant.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Q3 2016 Earnings

Las Vegas-based Allegiant (NASDAQ: ALGT) is focused on linking travelers in small cities to world-class leisure destinations. The airline offers industry-low fares on an all-jet fleet while also offering other travel-related products such as hotel rooms, rental cars and attraction tickets. All can be purchased only through the company website, Allegiant.com. Beginning with one aircraft and one route in 1999, the company has grown to over 80 aircraft and more than 300 routes across the country with airfares less than half the cost of average domestic roundtrip ticket. For downloadable press kit, including photos, visit: http://gofly.us/YFuyb.

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future unit revenue, future operating expense, ASM growth, departure growth, fixed-fee and other revenues, expected capital expenditures, number of contracted aircraft to be placed in service in the future, timing of aircraft retirements, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov . These risk factors include, without limitation, an accident involving, or problems with, our aircraft, our reliance on our automated systems, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants, terrorist attacks, risks inherent to airlines, demand for air services to our leisure destinations from the markets served by us, our dependence on our leisure destination markets, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Percent
	2016	2015	change
OPERATING REVENUE:
Scheduled service revenue	$177,361	$170,002	4.3
Ancillary revenue:
Air-related charges	127,301	107,554	18.4
Third party products	11,259	9,890	13.8
Total ancillary revenue	138,560	117,444	18.0
Fixed fee contract revenue	9,183	4,640	97.9
Other revenue	8,377	7,870	6.4
Total operating revenue	333,481	299,956	11.2
OPERATING EXPENSES:
Aircraft fuel	69,305	68,272	1.5
Salary and benefits	73,424	58,968	24.5
Station operations	32,252	26,454	21.9
Maintenance and repairs	26,263	25,369	3.5
Depreciation and amortization	25,881	24,346	6.3
Sales and marketing	5,650	4,053	39.4
Aircraft lease rentals	472	695	(32.1)
Other	23,394	14,717	59.0
Total operating expense	256,641	222,874	15.2
OPERATING INCOME	76,840	77,082	(0.3)
OTHER (INCOME) EXPENSE:
Interest income	(1,028)	(301)	241.5
Interest expense	6,938	6,687	3.8
Other, net	(61)	(67)	(9.0)
Total other (income) expense	5,849	6,319	(7.4)
INCOME BEFORE INCOME TAXES	70,991	70,763	0.3
PROVISION FOR INCOME TAXES	25,538	26,305	(2.9)
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	$45,453	$44,458	2.2
Earnings per share to common shareholders (1):
Basic	$2.76	$2.63	4.9
Diluted	$2.75	$2.62	5.0
Weighted average shares outstanding used in computing earnings per share to common shareholders (1):
Basic	16,389	16,831	(2.6)
Diluted	16,406	16,869	(2.7)

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Three Months Ended September 30,		Percent
	2016	2015	change*
OPERATING STATISTICS
Total system statistics:
Passengers	2,939,055	2,420,819	21.4
Revenue passenger miles (RPMs) (thousands)	2,645,533	2,235,683	18.3
Available seat miles (ASMs) (thousands)	3,121,762	2,597,658	20.2
Load factor	84.7%	86.1%	(1.4)
Operating expense per ASM (CASM) (cents)	8.22	8.58	(4.2)
Fuel expense per ASM (cents)	2.22	2.63	(15.6)
Operating CASM, excluding fuel (cents)	6.00	5.95	0.8
ASMs per gallon of fuel	70.6	69.2	2.0
Departures	21,384	17,330	23.4
Block hours	47,739	39,347	21.3
Average stage length (miles)	864	878	(1.6)
Average number of operating aircraft during period	84.0	74.7	12.4
Average block hours per aircraft per day	6.2	5.7	8.8
Full-time equivalent employees at end of period	3,287	2,654	23.9
Fuel gallons consumed (thousands)	44,187	37,518	17.8
Average fuel cost per gallon	$1.57	$1.82	(13.7)
Scheduled service statistics:
Passengers	2,904,295	2,383,556	21.8
Revenue passenger miles (RPMs) (thousands)	2,603,849	2,204,760	18.1
Available seat miles (ASMs) (thousands)	2,997,529	2,526,292	18.7
Load factor	86.9%	87.3%	(0.4)
Departures	20,398	16,563	23.2
Block hours	45,740	38,094	20.1
Total scheduled service revenue per ASM (TRASM) (cents)**	10.54	11.38	(7.4)
Average fare - scheduled service	$61.07	$71.32	(14.4)
Average fare - ancillary air-related charges	$43.83	$45.12	(2.9)
Average fare - ancillary third party products	$3.88	$4.15	(6.5)
Average fare - total	$108.78	$120.59	(9.8)
Average stage length (miles)	869	894	(2.8)
Fuel gallons consumed (thousands)	42,439	36,458	16.4
Average fuel cost per gallon	$1.59	$1.83	(13.1)
Percent of sales through website during period	94.6%	95.2%	(0.6)

* Except load factor and percent of sales through website, which is percentage point change.
** Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Nine Months Ended September 30,		Percent
	2016	2015	change
OPERATING REVENUE:
Scheduled service revenue	$568,089	$556,842	2.0
Ancillary revenue:
Air-related charges	376,944	326,055	15.6
Third party products	34,482	31,663	8.9
Total ancillary revenue	411,426	357,718	15.0
Fixed fee contract revenue	22,690	11,993	89.2
Other revenue	24,743	24,745	—
Total operating revenue	1,026,948	951,298	8.0
OPERATING EXPENSES:
Aircraft fuel	182,969	216,985	(15.7)
Salary and benefits	211,185	171,119	23.4
Station operations	96,313	74,768	28.8
Maintenance and repairs	82,016	70,488	16.4
Depreciation and amortization	75,962	73,597	3.2
Sales and marketing	16,774	16,907	(0.8)
Aircraft lease rentals	924	2,092	(55.8)
Other	58,363	47,402	23.1
Total operating expense	724,506	673,358	7.6
OPERATING INCOME	302,442	277,940	8.8
OTHER (INCOME) EXPENSE:
Interest income	(2,932)	(948)	209.3
Interest expense	21,567	20,531	5.0
Other, net	(142)	(117)	21.4
Total other (income) expense	18,493	19,466	(5.0)
INCOME BEFORE INCOME TAXES	283,949	258,474	9.9
PROVISION FOR INCOME TAXES	105,669	94,853	11.4
NET INCOME	178,280	163,621	9.0
Net loss attributable to noncontrolling interest	—	(44)	(100.0)
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	$178,280	$163,665	8.9
Earnings per share to common shareholders (1):
Basic	$10.74	$9.57	12.2
Diluted	$10.73	$9.55	12.4
Weighted average shares outstanding used in computing earnings per share to common shareholders (1):
Basic	16,493	17,010	(3.0)
Diluted	16,514	17,050	(3.1)

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Nine Months Ended September 30,		Percent
	2016	2015	change*
OPERATING STATISTICS
Total system statistics:
Passengers	8,410,422	7,139,876	17.8
Revenue passenger miles (RPMs) (thousands)	7,831,436	6,734,217	16.3
Available seat miles (ASMs) (thousands)	9,302,051	7,814,146	19.0
Load factor	84.2%	86.2%	(2.0)
Operating expense per ASM (CASM) (cents)***	7.79	8.62	(9.6)
Fuel expense per ASM (cents)***	1.97	2.78	(29.1)
Operating CASM, excluding fuel (cents)	5.82	5.84	(0.3)
ASMs per gallon of fuel	71.6	69.8	2.6
Departures	61,271	50,976	20.2
Block hours	142,515	118,999	19.8
Average stage length (miles)	896	900	(0.4)
Average number of operating aircraft during period	83.4	73.6	13.3
Average block hours per aircraft per day	6.2	5.9	5.1
Full-time equivalent employees at end of period	3,287	2,654	23.9
Fuel gallons consumed (thousands)	129,862	111,881	16.1
Average fuel cost per gallon***	$1.41	$1.94	(27.3)
Scheduled service statistics:
Passengers	8,321,716	7,034,244	18.3
Revenue passenger miles (RPMs) (thousands)	7,714,172	6,647,978	16.0
Available seat miles (ASMs) (thousands)	8,967,614	7,612,202	17.8
Load factor	86.0%	87.3%	(1.3)
Departures	58,744	48,833	20.3
Block hours	137,066	115,434	18.7
Total scheduled service revenue per ASM (TRASM)(cents)**	10.92	12.01	(9.1)
Average fare - scheduled service	$68.27	$79.16	(13.8)
Average fare - ancillary air-related charges	$45.30	$46.35	(2.3)
Average fare - ancillary third party products	$4.14	$4.50	(8.0)
Average fare - total	$117.71	$130.01	(9.5)
Average stage length (miles)	901	915	(1.5)
Fuel gallons consumed (thousands)	125,291	108,837	15.1
Average fuel cost per gallon***	$1.41	$1.96	(28.1)
Percent of sales through website during period	94.3%	95.1%	(0.8)

* Except load factor and percent of sales through website, which is percentage point change.
** Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
*** Includes effect of fuel tax refund of $8.3 million in the second quarter of 2016.

Summary Balance Sheet

(millions)	9/30/2016	12/31/2015	Change
	(unaudited)
Unrestricted cash
Cash and cash equivalents	$48.7	$87.1	(44.1)%
Short-term investments	269.3	245.6	9.6
Long-term investments	65.2	64.8	0.6
Total unrestricted cash	383.2	397.5	(3.6)
Debt
Current maturities of long-term debt, net of related costs	137.4	74.1	85.4
Long-term debt, net of current maturities and related costs	561.5	567.6	(1.1)
Total debt	698.9	641.7	8.9
Total Allegiant Travel Company shareholders’ equity	$442.3	$350.0	26.4%

Summary Cash Flow

	Nine Months Ended September 30,
Unaudited (millions)	2016	2015	Change
Cash provided by operating activities	$308.1	$267.6	15.1%
Purchase of property and equipment, including capitalized interest*	(264.1)	(173.9)	51.9
Repurchase of common stock	(63.4)	(121.1)	(47.6)
Cash dividends paid to shareholders	(55.9)	(57.4)	(2.6)
Proceeds from the issuance of long-term debt	120.4	93.0	29.5
Principal payments on long-term debt	$(63.5)	$(46.4)	36.9%
* Includes aircraft pre-delivery deposits.

Appendix A
Additional Financial Information
(Unaudited)

	Twelve Months Ended September 30,
Return on capital calculation (millions)	2016	2015
Net income attributable to Allegiant Travel Company	$235.0	$168.5
Income tax	137.2	97.8
Interest expense	27.5	27.9
Less interest income	(3.4)	(1.2)
	396.3	293.0

Interest income	3.4	1.2
Tax rate	36.9%	36.7%
Numerator	252.2	186.2

Total assets as of prior September 30	1,303.9	1,269.9
Less current liabilities as of prior September 30	358.1	326.0
Plus short term debt as of prior September 30	69.6	51.9
Denominator	1,015.4	995.8
Return on capital employed	24.8%	18.7%